CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18943) of Royal Gold, Inc. of our report dated August 31, 2000, relating to the financial statements which appear in this Form 10-K.


PricewaterhouseCoopers LLP

Denver, Colorado
September 28, 2000